Exhibit 5.1

January 31, 2022

Americrew Inc.

21 Omaha Street

Dumont, New Jersey 07628

Attention: P. Kelley Dunne

Chief Executive Officer

Re: Registration Statement on Form S-1

Dear Mr. Dunne:

We have acted as counsel to Americrew Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on the date hereof. The Registration Statement relates to the offer and sale, from time-to-time by the Selling Stockholders identified in the Registration Statement, of up to 2,930,672 shares of the Company’s common stock, par value $0.001 (the “Shares”), which consists of: (i) 1,514,627 shares of common issuable upon conversion of 8% Senior Secured Convertible Promissory Notes in the aggregate principal amount of $2,485,000, including $397,600 of interest accruable through the maturity date thereof, having a conversion price of $1.9032 (the “Notes”); (ii) 1,305,703 shares of common stock issuable upon the exercise of warrants having an exercise price of $1.9032 per share (the “Private Placement Warrants”); and (iii) 110,342 shares of common stock issuable upon the exercise of warrants having an exercise price of $2.0935 (the “Placement Agent Warrants”). The Notes and the Private Placement Warrants were issued to certain of the Selling Stockholders as described in the Registration Statement in private placement transactions exempt from registration under Rule 506(c) and Rule 506(b) of Regulation D of the Securities Act (each, a “Private Placement and collectively, the “Private Placements”). The Placement Agent Warrants were issue to WestPark Capital, Inc., who acted as Placement Agent in the 506(c) Private Placement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K and cannot be relied on for any other purpose.

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation and Bylaws, (iii) the form of Securities Purchase Agreement pursuant to which the Notes and Private Placement Warrants were issued, (iv) certain resolutions of the Board of Directors of the Company, and (v) the forms of Note, Private Placement Warrant and Placement Agent Warrant under which the Shares may be issued, together with such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein.

Americrew Inc.

January 31, 2022

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement, and (ii) all Shares have been issued by conversion of the Notes (without the payment of any consideration) and exercise of the Private Placement Warrants and Placement Agent Warrants and that if the Private Placement Warrants and/or Placement Agents Warrants are exercised, (a) they are exercised for cash, or (b) if they are exercised cashlessly, no consideration has been paid.

Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

This opinion is effective only as of the date hereof. We do not assume responsibility for updating this opinion as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

Nason, Yeager, Gerson, Harris & Fumero, P.A.